Exhibit 99.1

Contact:

Retrophin, Inc.

Chris Cline, CFA

Manager, Investor Relations

646-564-3680

IR@retrophin.com

Retrophin Reports First Quarter 2015 Financial Results

First quarter revenues increased 23% sequentially to $17.4 million

Cholbam™ received FDA approval; launch underway

SAN DIEGO (May 11, 2015) – Retrophin, Inc. (NASDAQ: RTRX) today reported its first quarter 2015 financial results.

●	Net product sales for the first quarter 2015 were $17.4 million
●	Non-GAAP operating income for the first quarter 2015 was $1.4 million, compared to a non-GAAP operating loss of $17.5 million for the same period in 2014
●	Cash, cash equivalents and marketable securities as of March 31, 2015 totaled $126.3 million

“The first quarter proved to be a very productive start to 2015, as we continued to execute against our strategy,” said Stephen Aselage, Chief Executive Officer of Retrophin. “We established ourselves as a leader in the treatment of bile acid disorders with the addition of Cholbam to our commercial portfolio, and acquired a Pediatric PRV in the process. Thiola continued to achieve meaningful commercial growth, and we significantly strengthened our balance sheet with a successful follow-on offering. Combining these accomplishments with better cost controls implemented at the end of last year, Retrophin is in a great position to remain aggressive in business development activities and continue driving our pipeline forward.”

Quarter Ended March 31, 2015

Net product sales for the first quarter of 2015 were $17.4 million, compared to $27,900 for the first quarter of 2014.

Selling, general and administrative expenses for the first quarter of 2015 were $14.9 million on a GAAP basis, compared to $15.1 million for the same period in 2014. On a non-GAAP adjusted basis, selling, general and administrative expenses were $8.0 million for the first quarter of 2015, compared to $12.3 million for the same period in 2014. The decrease is largely attributable to the reduction of extraordinary consulting fees.

Research and development expenses for the first quarter of 2015 were $10.3 million on a GAAP basis, compared to $6.9 million for the same period in 2014. On a non-GAAP adjusted basis, research and development expenses were $7.8 million for the first quarter of 2015, compared to

$5.3 million for the same period in 2014. The increase reflects expenses related to the addition of headcount to support the ongoing enrollment efforts for the Phase 2 DUET trial for sparsentan and development of RE-024 and RE-034.

Total other income for the first quarter of 2015 was $7.7 million, compared to an expense of $53.6 million for the same period in 2014. The change is primarily due to a bargain purchase gain of $48.6 million net of tax as a result of the acquisition of Cholbam™ and the associated Rare Pediatric Disease Priority Review Voucher (“Pediatric PRV”), and a $16.8 million decrease in expense related to the Company’s derivative instruments. The gain was offset by a $3.8 million increase in interest expense related to the Company’s senior convertible notes and term loan facility. Included in the $3.8 million interest expense increase was a $1.1 million charge related to new warrants issued to secure a line of credit for the Cholbam™ transaction. The Company ultimately chose not to draw down the line of credit and alternatively used proceeds from its follow-on equity offering in March to finance the transaction. The gain in other income was also offset by a $0.6 million increase in finance expense.

Income tax benefit of approximately $40 million for the first quarter of 2015 resulted from the Company’s Cholbam™ acquisition, which generated a bargain purchase gain of $48.6 million net of tax, and together with the potential sale of the Pediatric PRV is projected to create taxable income. The Company recorded a deferred tax liability, which resulted in the release of a valuation allowance and the recording of a corresponding income tax benefit.

Net income for the first quarter of 2015 was $39.7 million, or $1.46 per basic share on a GAAP basis, compared to a net loss of $75.7 million, or $3.25 per share for the same period in 2014. Non-GAAP adjusted net loss for the first quarter of 2015 was $1.1 million, or $0.04 per share, compared to $17.5 million, or $0.75 per share for the same period in 2014.

Commercial Product Updates

Thiola® (tiopronin)

●	As of May 11, 2015, more than 725 patients were receiving Thiola® therapy.

●

Retrophin is expanding its salesforce from 16 to 24 members, which will allow coverage of an additional 500 to 600 potential prescribers. These efforts are expected to continue the strong momentum created thus far in the re-launch.

Cholbam™ (cholic acid)

●	Cholbam™ shipped to the first commercial patient in April and the Company has more than a dozen patients already on therapy.

●

In addition to initiating the transition of approximately 30 patients from the clinical trial extension to commercial therapy, several new patients have also been identified and begun Cholbam™ treatment.

Chenodal® (chenodeoxycholic acid)

●

Retrophin continues to have a constructive dialogue with the U.S. Food and Drug Administration (FDA) to determine an acceptable pathway for the addition of cerebrotendinous xanthomatosis (CTX) to the Chenodal® label.

●

In April, Retrophin initiated start-up activities for its screening study of the prevalence of CTX in pediatric and adolescent patients with idiopathic bilateral cataracts. The study will include approximately 50 centers for testing, with the goal of screening 500 total patients.

Pipeline Updates

Sparsentan

●	The Phase 2 DUET study of sparsentan for the treatment of focal segmental glomerulosclerosis (FSGS) continues to enroll toward the target of 100 patients by year-end 2015.

●	The Data Monitoring Committee recently met and unanimously approved continuation of DUET enrollment into the highest dose cohort.

RE-024

●

The Company filed an Investigational New Drug Application (IND) in the first quarter of 2015 to support a Phase 1 study of RE-024 in healthy volunteers. The FDA notified Retrophin on April 28, 2015 that the Phase 1 study may proceed.

●

Retrophin has initiated the screening of healthy volunteers for its Phase 1 trial of safety and tolerability of single doses of RE-024. Subjects are expected to begin dosing in the second quarter of 2015.

●	On May 5, 2015, the FDA Office of Orphan Products Development (OOPD) granted orphan drug designation to RE-024 for the treatment of pantothenate kinase-associated neurodegeneration (PKAN).

RE-034

●	Retrophin continues development of RE-034, which may include initiation of IND-enabling studies in 2015.

Conference Call Information

Retrophin will host a conference call and webcast today, Monday, May 11, at 4:30 p.m. ET to discuss first quarter 2015 financial results. To participate in the conference call, dial +1 855-219-9219 (U.S.) or +1-315-625-6891 (International), confirmation code 36758378 shortly before 4:30 p.m. ET. The webcast can be accessed at www.retrophin.com, in the Events and Presentations section. A replay of the call will be available 7:30 p.m. ET, May 11, 2015 to 11:59 p.m., May 18, 2015. The replay number is 855-859-2056 (U.S.) or 404-537-3406 (International), confirmation code 36758378.

Use of Non-GAAP Financial Measures

To supplement Retrophin’s financial results and guidance presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP adjusted financial measures in this press release and the accompanying tables. The Company believes that these non-GAAP financial measures are helpful in understanding its past financial performance and potential future results. They are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read in conjunction with the consolidated financial statements prepared in accordance with GAAP. Retrophin’s management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and make operating decisions. In addition, Retrophin believes that the use of these non-GAAP measures enhances the ability of investors to compare its results from period to period and allows for greater transparency with respect to key financial metrics the Company uses in making operating decisions.

Investors should note that these non-GAAP financial measures are not prepared under any comprehensive set of accounting rules or principles and do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. Investors should also note that these non-GAAP financial measures have no standardized meaning prescribed by GAAP and, therefore, have limits in their usefulness to investors. In addition, from time to time in the future the Company may exclude other items, or cease to exclude items that it has historically excluded, for purposes of its non-GAAP financial measures; Because of the non-standardized definitions, the non-GAAP financial measures as used by the Company in this press release and the accompanying tables may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by the Company’s competitors and other companies.

As used in this press release, (i) the historical non-GAAP net income (loss) measures exclude from GAAP net income (loss), as applicable, intangible asset amortization, stock-based compensation expense, executive severance charges, transaction and license fees, change in fair value of derivative liabilities, depreciation expense, non-cash interest and finance expenses; adjust the income tax provision to the estimated amount of taxes that are payable in cash; (ii) the historical non-GAAP SG&A expense measures exclude from GAAP SG&A expenses, as applicable, intangible asset amortization, stock-based compensation expense, executive severance charges, transaction and license fees, legal fee and settlements, and depreciation expense; (iii) the historical non-GAAP R&D expense measures exclude from GAAP R&D expenses, as applicable, intangible asset amortization, stock-based compensation expense, transaction and license fees and depreciation expense.

About Retrophin

Retrophin is a pharmaceutical company focused on the development, acquisition and commercialization of drugs for the treatment of serious, catastrophic or rare diseases for which there are currently no viable options for patients. The Company’s approved products include Chenodal®, Cholbam™, and Thiola®, and its pipeline includes compounds for several catastrophic diseases, including focal segmental glomerulosclerosis (FSGS), pantothenate kinase-associated neurodegeneration (PKAN), infantile spasms, nephrotic syndrome and others. For additional information, please visit www.retrophin.com.

Forward-Looking Statements

This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995, regarding the research, development and commercialization of pharmaceutical products. Without limiting the foregoing, these statements are often identified by the words “may”, “might”, “believes”, “thinks”, “anticipates”, “plans”, “expects”, “intends” or similar expressions. In addition, expressions of our strategies, intentions or plans are also forward-looking statements. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. No forward-looking statement can be guaranteed. Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties associated with the Company’s business and finances in general, as well as risks and uncertainties associated with the Company’s pre-clinical and clinical stage pipeline as well as its sales and marketing strategies. Specifically, the risks and uncertainties the Company faces with respect to its pre-clinical and clinical stage pipeline include risk that the Company’s research programs will not identify pre-clinical candidates for further development and risk that the Company’s clinical candidates will not be found to be safe or effective. Specifically, the Company faces risk that the sparsentan Phase 2 clinical trials will fail to demonstrate that sparsentan is safe or effective; risk that the sparsentan Phase 2 program will be delayed for regulatory or other reasons; risk that the Company will be unable to initiate and/or complete Phase 1 clinical trials of RE-024, risk that RE-024 will not progress to Phase 2 or later clinical trials for safety, regulatory or other reasons; risk that the Company will be unable to file an IND for RE-034 or initiate Phase 1 clinical trials for regulatory or other reasons, and for each of the programs risk associated with enrollment of clinical trials for rare diseases. The Company faces risks associated with market acceptance and competition for its marketed products. The Company faces risk that it will be unable to raise additional funding required to complete development of any or all of its product candidates; risk relating to the Company’s dependence on contractors for clinical drug supply and commercial manufacturing; uncertainties relating to patent protection and intellectual property rights of third parties; risks and uncertainties relating to competitive products and technological changes that may limit demand for the Company’s products. You are cautioned not to place undue reliance on these forward-looking statements as there are important factors that could cause actual results to differ materially from those in forward-looking statements, many of which are beyond our control. The Company undertakes no obligation to publicly update forward-looking statement, whether as a result of new information, future events, or otherwise. Investors are referred to the full discussion of risks and uncertainties as included in the Company’s filings with the Securities and Exchange Commission.

RETROPHIN, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

March 31, 2015

	March 31, 2015 (unaudited)	December 31, 2014
Assets

Current assets:
Cash	$120,174,877	$18,204,282
Marketable securities	6,159,962	9,556,098
Accounts receivable, net	8,162,535	7,959,411
Inventory, net	1,718,365	800,507
Pediatric priority review voucher, held for sale	96,250,000	-
Prepaid expenses and other current assets	1,077,355	813,364

Total current assets	233,543,094	37,333,662

Property and equipment, net	618,620	670,796
Security deposits	337,014	337,014
Restricted cash	40,000	40,000
Other asset	1,987,364	1,888,035
Intangible assets, net	169,835,098	94,265,530
Goodwill	935,935	935,935
Deferred tax asset	8,691,307	-

Total assets	$415,988,432	$135,470,972

Liabilities and Stockholders’ Equity (Deficit)

Current liabilities:
Deferred technology purchase liability	$1,000,000	$1,000,000
Accounts payable	5,913,027	7,124,330
Accrued expenses	19,346,699	27,882,995
Other liability	943,615	938,209
Acquisition-related contingent consideration	2,880,577	2,117,565
Derivative financial instruments, warrants	63,390,000	27,990,000
Deferred income tax liability	8,691,307	-
Note payable	-	40,485,452

Total current liabilities	102,165,225	107,538,551

Convertible debt	43,439,333	43,287,814
Note payable	40,803,627	-
Other liability	12,294,520	12,234,513
Acquisition-related contingent consideration, less current portion	48,718,710	9,519,662
Deferred income tax liability, net	-	141,151

Total liabilities	247,421,415	172,721,691

Commitments and contingencies

Stockholders’ Deficit:
Preferred stock Series A $0.001 par value; 20,000,000 shares authorized; 0 issued and outstanding	-	-
Common stock $0.0001 par value; 100,000,000 shares authorized; 34,845,450 and 26,428,071 issued and 34,845,450 and 26,048,480 outstanding, respectively	3,485	2,643
Additional paid-in capital	310,210,811	140,850,551
Treasury stock, at cost, none and 379,591, respectively	-	(3,214,608)
Accumulated deficit	(142,734,440)	(179,174,858)
Accumulated other comprehensive income	1,087,161	4,285,553

Total stockholders’ equity (deficit)	168,567,017	(37,250,719)

Total liabilities and stockholders’ equity (deficit)	$415,988,432	$135,470,972

RETROPHIN, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

March 31, 2015

	Three months ended March 31,
	2015 (unaudited)	2014 (restated)

Net product sales	$17,371,800	$27,900

Operating expenses:
Cost of goods sold	274,447	900
Research and development	10,346,456	6,942,323
Selling, general and administrative	14,855,340	15,146,346

Total operating expenses	25,476,243	22,089,569

OPERATING LOSS	(8,104,443)	(22,061,669)

OTHER INCOME (EXPENSE):
Gain on sale of asset	204,198	-
Interest income (expense), net	(3,798,533)	536
Finance expense	(600,000)	-
Realized gain on sale of marketable securities, net	107,368	4,664
Change in fair value of derivative instruments-loss	(36,752,960)	(53,613,802)
Bargain purchase gain	48,578,208	-

Total other income (expense), net	7,738,281	(53,608,602)

LOSS BEFORE INCOME TAXES	(366,162)	(75,670,271)

Income tax benefit (provision)	40,021,151	(65,376)

NET INCOME (LOSS)	$39,654,989	$(75,735,647)

PER SHARE DATA:
Net income (loss) per common share, basic	$1.46	$(3.25)

Net income (loss) per common share, diluted	$1.32	$(3.25)

Weighted average common shares outstanding, basic	27,157,883	23,334,967

Weighted average common shares outstanding, diluted	30,380,694	23,334,967

Comprehensive Income (Loss):
Net income (loss)	$39,654,989	$(75,735,647)
Unrealized gain (loss)	(3,198,391)	622,076

Comprehensive Income (loss)	$36,456,598	$(75,113,571)

RETROPHIN, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION

March 31, 2015

(unaudited)

	Three Months Ended March 31,
	2015	2014

GAAP OPERATING LOSS	$(8,104,443)	$(22,061,669)

R&D Operating Expense	(10,346,456)	(6,942,323)

Stock Compensation	2,219,698	547,733
Transaction & license fees	150,000	868,198
Amortization & Depreciation	220,916	242,720

Subtotal non-GAAP items	2,590,614	1,658,651

NON-GAAP R&D EXPENSE	(7,755,842)	(5,283,672)

SG&A Operating Expense	(14,855,340)	(15,146,346)

Legal Expense (A)	1,963,228	-
Stock Compensation	3,353,580	2,857,143
Amortization & Depreciation	1,557,788	13,218

Subtotal non-GAAP items	6,874,596	2,870,361

NON-GAAP SG&A EXPENSE	(7,980,744)	(12,275,985)

Subtotal non-GAAP items	9,465,210	4,529,012

NON-GAAP OPERATING INCOME (LOSS)	1,360,767	(17,532,657)

GAAP NET INCOME /(LOSS)	39,654,989	(75,735,647)

Non-GAAP Operating Loss Adjustments	9,465,210	4,529,012
Finance Expense	1,650,000	-
Change in fair value of derivative instruments-loss	36,752,960	53,613,802
Bargain purchase (gain), net (A)	(48,578,208)	-
Income Tax (benefit)/provision (A)	(40,021,151)	65,376

NON-GAAP NET LOSS	$(1,076,200)	$(17,527,457)

PER SHARE DATA:
Net income (loss) per common share, basic	$(0.04)	$(0.75)

Net income (loss) per common share, diluted	$(0.04)	$(0.75)

Weighted average common shares outstanding, basic	27,157,883	23,334,967

Weighted average common shares outstanding, diluted	30,380,694	23,334,967

(A) Non-recurring items